Exhibit 4.1

WILLIS NORTH AMERICA INC.
Issuer
WILLIS GROUP HOLDINGS LIMITED
Old Parent Guarantor
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
New Parent Guarantor
WILLIS NETHERLANDS HOLDINGS B.V.
New Guarantor
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION PLC
TA IV LIMITED
WILLIS GROUP LIMITED
the Other Guarantors
and
THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.)
Trustee

Fifth Supplemental Indenture
Dated as of December 31, 2009
to the
Indenture
Dated as of July 1, 2005
as amended by
First Supplemental Indenture
Dated as of July 1, 2005
and
Second Supplemental Indenture
Dated as of March 28, 2007
and
Third Supplemental Indenture
Dated as of October 1, 2008

and
Fourth Supplemental Indenture
Dated as of September 29, 2009

Providing for the Guarantee of Senior Debt Securities
(Unlimited as to Aggregate Principal Amount)

FIFTH SUPPLEMENTAL INDENTURE
     FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated December 31, 2009, between Willis North America, Inc., a Delaware corporation (the “Issuer”), Willis Group Holdings Limited, an exempted company under the Companies Act 1981 of Bermuda (the “Old Parent Guarantor”), Willis Group Holdings Public Limited Company, a company incorporated under the laws of Ireland having company number 475616 (the “New Parent Guarantor”), Willis Netherlands Holdings B.V., a company organized and existing under the laws of the Netherlands (the “New Guarantor”), the existing Guarantors listed on Schedule A (the “Other Guarantors”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) a New York banking corporation (the “Trustee”), to the Indenture, dated as of July 1, 2005, between the Issuer, the Old Parent Guarantor, the Other Guarantors and the Trustee (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of July 1, 2005 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 28, 2007 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of October 1, 2008 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of September 29, 2009 (the “Fourth Supplemental Indenture” and together with the First, Second and Third Supplemental Indentures and the Base Indenture, the “Indenture”).
RECITALS:
     WHEREAS, the Issuer, the Old Parent Guarantor, the Other Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer’s unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”);
     WHEREAS, Section 9.01 of the Indenture permits a Guarantor, including the Parent Guarantor, to convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that (a) the successor Person in the case of the Parent Guarantor, shall be a Person organized and existing under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004, and such Person shall expressly assume by supplemental indenture, all the obligations of the Parent Guarantor under the Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing and (b) the Parent Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) such conveyance, transfer or lease and supplemental indenture comply with Article Nine of the Indenture and all the conditions precedent stated therein have been complied with and (ii) in the case of the conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to a Person organized other than under the laws of Bermuda, Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such conveyance, transfer or lease had not occurred;
     WHEREAS, Section 9.02 of the Indenture permits the predecessor corporation to be relieved of all obligations and covenants under the Indenture and the Securities after the conveyance or transfer of the properties and assets of such Issuer or Guarantor substantially as an entirety in accordance with Section 9.01 and after the successor Person succeeds to, is substituted for, and becomes entitled to exercise every right and power of the Issuer or Guarantor, as the case may be;
     WHEREAS, Section 10.01(1) of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into a supplemental indenture to the Indenture without the consent of the Holders of the Securities to evidence the succession of another Person to a Guarantor and the assumption by such successor Person of the covenants of the Guarantor in the Indenture and the Securities pursuant to Article Nine of the Indenture;
     WHEREAS, Section 10.01(9) of the Indenture permits the Issuer, the Guarantors and the Trustee without the consent of the Holders of the Securities to enter into a supplemental indenture to make any provisions with respect to matters arising under the Indenture, provided such action does not adversely affect the interests of the Holders of the Securities in any material respect;
     WHEREAS, the Old Parent Guarantor, as a Parent Guarantor, is simultaneously herewith transferring its properties and assets substantially as an entirety to the New Parent Guarantor and the New Parent Guarantor desires to assume all the obligations of a Parent Guarantor under the Indenture and the Securities, including all obligations of a Guarantor under Article Sixteen of the Indenture (the “Guaranteed Obligations”);
     WHEREAS, the New Parent Guarantor, as a Guarantor, is simultaneously herewith transferring its properties and assets (the “Transferred Assets”) substantially as an entirety to the New Guarantor, a wholly owned subsidiary of the New Parent Guarantor, and the New Guarantor desires to assume all the obligations of a Guarantor under the Indenture and the Securities, including all Guaranteed Obligations;
     WHEREAS, the New Parent Guarantor will continue to be the parent holding company of the New Guarantor and indirectly retain all its interests in the Transferred Assets and therefore desires to retain all its obligations as Parent Guarantor under the Indenture;
     WHEREAS, the Trustee has agreed to enter into this Fifth Supplemental Indenture to evidence the foregoing assumptions;
     WHEREAS, the Trustee has received an Opinion of Counsel and an Officers’ Certificate, pursuant to Sections 1.02, 9.01 and 10.03 of the Indenture, stating, as applicable, that (a) the execution of the Fifth Supplemental Indenture is authorized or permitted by the Indenture, (b) the transfer of the Old Parent Guarantor’s properties and assets substantially as an entirety to the New Parent Guarantor, the transfer of the New Parent Guarantor’s properties and assets substantially as an entirety to the New Guarantor and the Fifth Supplemental Indenture comply with the provisions of Article Nine of the Indenture, including the absence of tax consequences specified in Section 9.01(2)(b) of the Indenture, (c) in the case of the conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to a Person organized other than under the laws of Bermuda, Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such conveyance, transfer or lease had not occurred, (d) the Fifth Supplemental Indenture does not adversely affect the interests of the Holders of Securities in any material respect and (e) all conditions precedent provided for in the Indenture to such transaction and to the execution and delivery by the Trustee of the Fifth Supplemental Indenture have been complied with; and
     WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Issuer, the Old Parent Guarantor, the New Parent Guarantor, the New Guarantor, the Other Guarantors and the Trustee, in accordance with its terms, have been done.
     NOW, THEREFORE, in consideration of the above premises, each party covenants and agrees, for the benefit of the other parties and for the equal and ratable benefit of all of the holders of the Securities, as follows:

ARTICLE ONE
ASSUMPTION OF GUARANTOR OBLIGATIONS
     Section 1.1 Assumption of Parent Guarantor Obligations by New Parent Guarantor.
     The New Parent Guarantor hereby assumes the obligations of the Parent Guarantor under the Indenture and the Securities, and the Old Parent Guarantor is relieved of all obligations and covenants under the Indenture and the Securities pursuant to Section 9.02 of the Indenture;
     Section 1.2 Assumption of Guarantor Obligations by New Guarantor.
     The New Guarantor hereby assumes the obligations of a Guarantor under the Indenture and the Securities;
     Section 1.3 New Parent Guarantor to retain all obligations as the Parent Guarantor.
     Notwithstanding Section 9.02 of the Indenture, if applicable, and the right thereunder of the Parent Guarantor to be substituted for and released from its obligations under the Indenture, the New Parent Guarantor shall continue to be the “Parent Guarantor” under the Indenture and shall retain all of its obligations as Parent Guarantor under the Indenture and the Securities, as currently in effect, including its obligations as a Guarantor pursuant to Article Sixteen, which shall remain in full force and effect as if no assumption by the New Guarantor of the Guaranteed Obligations had taken place.
     Section 1.4 Parent Guarantor Agencies.
     The New Parent Guarantor hereby confirms all agency appointments made by a Parent Guarantor under the Indenture.
     Section 1.5 Guarantor Agencies.
     The New Guarantor hereby confirms all agency appointments made by a Guarantor under the Indenture.
ARTICLE TWO
MISCELLANEOUS
     Section 2.1 Integral Part.
     This Fifth Supplemental Indenture constitutes an integral part of the Indenture.
     Section 2.2 Adoption, Ratification and Confirmation.
     The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.
     Section 2.3 Counterparts.
     This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.4 Governing Law.
     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 2.5 Conflict with Trust Indenture Act.
     If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.
     Section 2.6 Effect of Heading and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 2.7 Separability Clause.
     In case any provision in the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.8 Successors and Assigns.
     All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.
     Section 2.9 Benefit of Indenture.
     Nothing in this Fifth Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.
     Section 2.10 The Trustee.
     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first written above.

WILLIS NORTH AMERICA, INC.
By:	/s/ Donald J. Bailey
	Name:	Donald J. Bailey
	Title:	Chief Executive Officer and President

Signature Page to Fifth Supplemental Indenture

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ Patrick C. Regan
	Name:	Patrick C. Regan
	Title:	Chief Financial Officer and Group Chief Operating Officer

WILLIS INVESTMENT UK HOLDINGS LIMITED TA I LIMITED TA II LIMITED TA III LIMITED TRINITY ACQUISITION PLC TA IV LIMITED WILLIS GROUP LIMITED
By:	/s/ Patrick C. Regan
	Name:	Patrick C. Regan
	Title:	Director

Signature Page to Fifth Supplemental Indenture

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

PRESENT when the common seal of
WILLIS GROUP HOLDINGS	/s/ Patrick C. Regan
PUBLIC LIMITED COMPANY	DIRECTOR/ MEMBER OF
was affixed to this Deed:-	SEALING COMMITTEE

/s/ Adam G. Ciongoli
DIRECTOR/ MEMBER OF SEALING COMMITTEE

Witness’s signature:	/s/ David Molloy
Name:	David Molloy
Address:	Earlsfort Terrace, Dublin 2
Occupation:	Solicitor
Signature Page to Fifth Supplemental Indenture

WILLIS NETHERLANDS HOLDINGS B.V.
By:	/s/ A. C. Konijnendijk
	Name:	A. C. Konijnendijk
	Title:	Managing Director A

Signature Page to Fifth Supplemental Indenture

THE BANK OF NEW YORK MELLON (as successor to JPMorgan Chase Bank, N.A.), as Trustee
By:	/s/ Kimberly Agard
	Name:	Kimberly Agard
	Title:	Vice President

Signature Page to Fifth Supplemental Indenture

SCHEDULE A
OTHER GUARANTORS
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION PLC
TA IV LIMITED
WILLIS GROUP LIMITED

A-1